                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  May 15, 1998

                AmeriCredit Automobile Receivables Trust 1998-A
            (Exact Name of Registrant as specified in its charter)


   United States           333-36365             88-0359494
   -------------           ---------             ----------
  (State or Other       (Commission File      (I.R.S. Employer
    Jurisdiction            Number)            Identification
 of Incorporation)                                 Number)

                               c/o AmeriCredit
                           Financial Services, Inc.
                         Attention:  Daniel E. Berce
                              200 Bailey Avenue
                            Fort Worth, TX 76107
                           (Address of Principal
                             Executive Office)

                               (817) 332-7000
                          Registrant's phone number

Item 5.        Other Events

     Information relating to distributions to Noteholders for the April, 1998 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes and the Class A-3 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of February 17, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Harris Trust and Savings Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

     Exhibit No.     Exhibit
     -----------     -------

          99.1 Preliminary Servicer's Certificate and Servicer's Certificate for the April, 1998 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 1998-A

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/  Daniel E. Berce
     Daniel E. Berce
     Vice Chairman and
     Chief Financial Officer



May 15, 1998

                                 EXHIBIT INDEX

Exhibit
-------
  99.1                Preliminary Servicer's Certificate and
                      Servicer's Certificate for the April, 1998
                      Collection Period relating to the Notes
                      issued by the Registrant.